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                        METPATH INVESTMENT COMPANY, INC.

              Incorporated under the laws of the State of Delaware









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                                     By-Laws

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                            Approved January 27, 1989





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                        METPATH INVESTMENT COMPANY, INC.

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                                     BY-LAWS

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                                   ARTICLE I.

                           Offices of the Corporation

         Section 1. Principal Office. The principal office of the corporation within the State of Delaware shall be at such address within the State of Delaware as may be fixed by the Board of Directors.

         Section 2. Other Offices. The Board of Directors may establish and discontinue, from time to time, other offices and places of business as it deems advisable and proper for the conduct of the corporation's busineSection


                                   ARTICLE II.

                            Meetings of Stockholders

         Section 1. Place of Meeting. All meetings of stockholders of the corporation may be held at such place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors.

         Section 2. Annual Meeting. The annual meeting of stockholders for the election of directors and consideration of such other business as may come before the meeting shall be held on the fourth Friday in February of each year or at such other date and time as is designated by resolution of the Board of Directors and as set forth in the notice of the meeting.

         Section 3. Special Meetings. Special meetings of the stockholders shall be called by the Secretary upon order of a majority of the Board of Directors, the Chairman of the Board, the President or at the request in writing of the stockholders who together own of record not less than a majority of the shares of stock of the corporation issued and outstanding and entitled to vote at such meetings.

         Section 4. Notice of Meetings. Notice of each annual or special meeting of the stockholders shall be served personally by mail, telex, rapifax or cable upon each stockholder of record entitled to vote thereat at such address as appears on the books of the corporation

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at the time such notice is dispatched or at such other address as is provided by the stockholder or its agent and reasonably relied upon by the Secretary of the corporation. Service of such notice shall be made not less than ten nor more than sixty days before the meeting date.

         Section 5. Waiver of Notice. A written waiver, signed by a person entitled to notice, whether before or after the time of such required notice, shall be deemed equivalent to notice. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

         Section 6. Chairman and Secretary of Meeting. The Chairman of the Board, or, in his absence, the President or, in the absence of both, by a chairman chosen by a majority of stockholders entitled to vote at the meeting who are present in person or by proxy, shall call to order and preside at meetings of stockholders, and the Secretary of the corporation, or, in his absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting.

         Section 7. Voting Rights. Unless otherwise provided in the Certificate of Incorporation forming this corporation or other certificate filed pursuant to law, every stockholder of record shall be entitled at every meeting of the stockholders of the corporation to one vote for every share of stock standing in his name on the books of the corporation.

         Section 8. Record Date. The Board of Directors may prescribe a period, not exceeding fifty days prior to the date of any meeting of the stockholders or prior to the last day on which the consent or dissent of a stockholder effectively may be expressed for any purpose without a meeting, during which no transfer of stock on the books of the corporation may be made; or in lieu of prohibiting the transfer of stock may fix a record date not more than sixty nor less than ten days prior to the date of any meeting of stockholders and prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting as the time as of which stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express consent or dissent, as the case may be. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day of the meeting, except that, if notice is waived or action is to be taken by the stockholders in writing without a meeting and the Board of Directors does not set a record date in accordance with the foregoing, the record date shall be as prescribed by the Delaware General Corporation Law.

         Section 9. Quorum and Adjournment. Holders of a majority of the issued and outstanding stock entitled to vote at the meeting shall constitute a quorum at all meetings,

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except as otherwise provided by law, by the Certificate of Incorporation or these By-laws. If, however, such majority, either in person or by proxy, be not present at any meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without other notice than announcement at the meeting, until the requisite amount of voting stock shall be present. When the requisite amount of voting stock is present at an adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 10. Order of BusineSection The order of business at stockholders' meetings shall be as determined by the chairman of the meeting.

         Section 11. Vote of Stockholders. At each meeting of stockholders, every stockholder entitled to vote shall have the right to vote in person or by proxy duly appointed by an instrument in writing, executed by such stockholder or its attorney-in-fact and executed not more than eighteen months prior to the meeting, unless the instrument provides for a longer period. Upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, if a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders.

         Section 12. Consent of Stockholders in Lieu of Meeting. To the extent permitted by statute at the time in force, any action required to be taken or which may be taken at an annual or special meeting of the stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent and no such consent shall be effective unless signed by a sufficient number of holders within sixty days of the earliest dated consent and delivery to the corporation has been effected within such sixty-day period.


                                  ARTICLE III.

                                    Directors

         Section 1. [sic] Election and Term. The directors of the corporation shall be elected at the annual meting of stockholders for a term of one year and until their successors are chosen and qualified. Vacancies occurring in the interim may be filled for the unexpired term by a majority vote of the remaining directors or, in the case of a tie, at a meeting of the stockholders called for the purpose. Newly created directorships resulting from an increase

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in the authorized number of directors may be filled by a majority of the directors elected by all of the stockholders having the right to vote as a single class for the election of such new directors.

         Section 2. Qualification. Directors need not be shareholders. Acceptance of the office may be expressed orally or in writing, except as otherwise provided in these By-laws.

         Section 3. Number. The number of directors constituting the Board of Directors of the corporation shall be not less than one nor more than fifteen, the exact number to be fixed from time to time by resolution adopted by a majority of the whole Board.

         Section 4. General Powers. The business, properties and affairs of the corporation shall be managed by or under the direction of the Board of Directors which shall have power to elect the officers of the corporation and fix their salaries and other compensation, to appoint and direct agents, to grant general or limited authority to its Chairman, the President and other officers and agents of the corporation to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the corporation and under its seal without specific authority in each case. In addition, the Board may exercise all of the powers of the corporation and do all lawful acts and things which are not reserved to the shareholders by statute, the Certificate of Incorporation or these By-laws.

         Section 5. Executive Committee. The Board of Directors may, by resolution adopted by vote of a majority of the whole Board, designate an Executive Committee consisting of three or more of the Directors of the corporation, which Committee shall have and may exercise all the authority of the Board of Directors with respect to all matters other than:

                     (a) the submission to stockholders of any action requiring authorization of stockholders pursuant to statute or the Certificate of Incorporation;

                     (b) the filing of vacancies in the Board or in the
                         Executive Committee;

                     (c) the fixing of compensation of the directors for serving on the Board or on any committee of the Board, including the Executive Committee;

                     (d) the amendment or repeal of these By-laws or the
                         adoption of new by-laws; and

                     (e) the amendment or repeal of any resolution of the Board which by its terms may be amended or repealed only by the Board.

         Section 6. Other Committees. The Board of Directors may by resolution adopted by vote of a majority of the whole Board appoint such other committees, each consisting of one or more Directors and such other persons as the Board may designate, which shall be


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empowered to perform such functions as may be delegated to such committee or committees by the Board.

         Section 7. Meetings of the Board; Quorum and Manner of Acting. A newly elected Board may meet and organize immediately after and at the place where the annual meeting of stockholders is held, and no notice of such meeting shall be required, provided a majority of the whole Board shall be present, or it may convene at such place and time or shall be fixed by the consent in writing of the directors.

         Regular meetings of the Board may be held without notice at such time and place as from time to time may be determined by the Board.

         Special meetings of the Board or of any committee thereof may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of any two directors. Notice of any special meeting of the Board or any committee thereof shall be given to each director, or each committee member, as the case may be, not later than the day before the day on which the meeting is to be held. Such notice may be by prepaid mail addressed to the director at his/her residence or usual place of business or by telex, rapifax or cable or be delivered personally, or by telephone. Notice of any meeting of the Board or of any committee need not be given, however, to any director, if waived by him in writing, either before or after such meeting be held, or if he shall be present at the meeting; and any meeting of the Board of Directors or of any committee shall be a legal meeting without any notice thereof having been given, if all the members shall be present thereat.

         A majority of the directors in office at the time of any regular or special meeting of the Board or any committee thereof shall be present in person at such meeting in order to constitute a quorum for the transaction of business; provided that there shall be required to constitute a quorum a number of directors present at least equal to the number of directors required for any valid action of the Board. Any one or more directors or committee members may participate in any meeting of the Board or any committee thereof by means of a conference telephone or similar communications equipment permitting all persons participating in such meeting to hear each other at the same time, participation by such means to constitute presence in person at such meeting. Except as otherwise required by statute, by the Certificate of Incorporation or these By-Laws, the act of a majority of the directors or committee members present at any such meeting at which a quorum is present shall be the act of the Board of Directors or any committee thereof. In the absence of a quorum, a majority of the directors or committee members present may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

         Action by the Board or any committee thereof may be taken without a meeting provided that all members of the Board or committee consent in writing to the adoption of a

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resolution authorizing such action and such resolution and written consent are filed with the minutes of the proceedings of the Board or committee.

         Section 8. Resignations and Removal of Directors. Any director of the corporation may resign at any time by giving written notice of his resignation to the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed, for or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock entitled to vote for the election of directors. Any director may be removed for cause by the Board of Directors at a special meeting thereof.

         Section 9. Dividends. Subject to the provisions of law and the Certificate of Incorporation, the Board shall have the power to determine whether any, and if so what part, of the funds legally available for the payment of dividends shall be declared in dividends and paid.


                                   ARTICLE IV.

                                    Officers

         Section 1. Officers. The elected officers of the corporation may include a Chairman of the Board (who shall be a director), a President, and one or more Vice Presidents, a Treasurer, a Controller and a Secretary. The Board of Directors may elect or appoint, or the Chairman of the Board may appoint such other officers (including one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and one or more group or division officers) and such other assistant officers and agents as, from time to time, may appear to be necessary or advisable in the conduct of the affairs of the corporation. The same person may be elected or appointed to two or more offices except that no person shall simultaneously hold the offices of President and Secretary. So far as practicable, all elected officers shall be elected at the organization meeting of the Board, in each year, and shall hold office until the organization meeting of the Board in the next subsequent year and until their respective successors are chosen. All officers shall hold office at the pleasure of the Board. If any vacancy occurs in any office, the Board of Directors or the Chairman of the Board or the President, as provided above, may elect or appoint a successor to fill such vacancy for the remainder of the term.

         Section 2. Resignations and Removal of Officers. Any officer of the corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein,

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immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed at any time for or without cause by vote of a majority of the directors present and eligible to vote at any meeting of the Board of Directors at which a quorum is present.

         Section 3. General Powers. In addition to any authority conferred by the Board of Directors or these By-laws and without limitation to any authority inherent in any office to which such person is elected, the Chairman of the Board, the President, and the Vice Presidents of the Corporation, and each of them individually, is, authorized and empowered to enter into contracts and to execute instruments and documents in the name of and on behalf of the corporation, under the seal of the corporation affixed by the Secretary of the corporation or otherwise, provided that the foregoing are performed in the ordinary course of business and in substantial compliance with the applicable procedures adopted by the corporation, including without limitation, those procedures pertinent to capital expenditures and investments and the appropriate request approval procedures pertinent to capital appropriation requests, purchases, leases, investments and acquisitions and provided further that the foregoing activities, contracts, instruments and documents are consistent with the law, the Certificate of Incorporation, these By-laws and any applicable resolutions of the Board of Directors of the corporation.

         Section 4. Chairman of the Board. The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors and of the stockholders. The Chairman of the Board, under the direction of the Board of Directors, shall have the general power and duty of management over the business of the corporation and such further powers and duties as may be given to him by the Board of Directors,

         Section 5. President. The President shall be the chief executive and operating officer of the corporation and, under the direction of the Board of Directors, shall have general and active management, superintendence and direction of the business, properties and affairs of the corporation. He shall have such further powers and duties as may be given him by the Board of Directors or the Chairman of the Board. In the absence or incapacity of the Chairman of the Board, he shall perform the duties of the Chairman of the Board.

         Section 6. Vice Presidents. The Vice Presidents shall perform such duties and shall have such powers as may be given them by these By-laws, the Board of Directors, the Chairman of the Board, or the President. From time to time one of the Vice Presidents may be designated as the Vice President-Finance and, in such event, the Vice President-Finance shall be the chief financial officer and shall have administrative responsibility for the financial and accounting functions of the corporation.

         Section 7. Treasurer and Assistant Treasurer. The Treasurer shall:

                    (a) have charge and custody of, and be responsible for, all the funds and securities of the corporation;

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                    (b) have control of all the books of account of the
                        corporation;

                    (c) keep all accounting records of the corporation;

                    (d) cause all moneys and other valuables to be deposited to the credit of the corporation in such depositories as may be designated by the Board of Directors;

                    (e) receive, and give receipts for, moneys due and payable to the corporation from any sources whatsoever;

                    (f) disburse the funds of the corporation and supervise the investment of its funds as ordered or authorized by the Board of Directors, taking proper vouchers therefor;

                    (g) render to the Board of Directors, whenever the Board may require, an account of the financial condition of the corporation;

                    (h) keep a true and accurate record of all property owned by it, of its debts and of its revenues and expenses; and

                    (i) in general, perform all the duties incident to the
                        office of Treasurer and chief financial officer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

         The Assistant Treasurer shall, in the absence, disability or at the direction of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time confer.

         Section 8. Controller. The Controller shall be the chief accounting officer of the corporation and shall maintain adequate records of all assets, liabilities and transactions of the corporation; he shall establish and maintain internal accounting control, and in cooperation with the independent public accountants selected by the Board, shall supervise internal auditing. He shall have such further powers and perform all such duties as from time to time may be assigned to him by the President or the Board of Directors.

         Section 9. Secretary and Assistant Secretary. The Secretary shall:

                    (a) attend in person or by designation of a representative for such purpose, all meetings of the stockholders and Board of Directors and record or cause to be recorded and keep or cause to be kept in one or more

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                        books provided for the purpose, the minutes of all
                        meetings of the Board of Directors, the committees of the Board and the shareholders;

                    (b) see that all notices are duly given in accordance with the provisions of these By-laws and as required by law;

                    (c) be custodian of the records and the seal of the
                        corporation and affix and attest the seal to all stock certificates of the corporation (unless the seal of the corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the corporation under its seal;

                    (d) see that the books, reports, statements, certificates
                        and other documents and records required by law to be kept and filed are properly kept and filed; and

                    (e) in general, perform all the duties incident to the
                        office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

         The Assistant Secretary shall, in the absence, disability or at the direction of the Secretary, perform the duties and exercise the powers of the Secretary and perform such other duties and have such other powers as the Board of Directors may from time to time confer.

         Section 10. Compensation. The compensation of the officers of the corporation for their services as such officers shall be fixed from time to time by the Board of Directors; provided, however, that the Board may delegate to the President the power to fix the compensation of officers and agents appointed by such officer. An officer of the corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.


                                   ARTICLE V.

                                  Capital Stock

         Section 1. Payments. All payments for stock of the corporation shall be received by the Treasurer. Failure to pay an installment upon a stock subscription when required to be paid by the Board of Directors shall constitute a forfeiture of the shares of stock in arrears, pursuant to Section 164 of the Delaware General Corporation Law.


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         Section 2. Certificates of Stock. The stock of the corporation shall be evidenced in certificates certifying the number of shares represented thereby and in a form consistent with the Certificate of Incorporation and as provided from time to time by the Board of Directors and such certificate shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or the Treasurer, and may be sealed with the seal of the corporation or a facsimile thereof. Any or all signatures on such certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate was issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

         Section 3. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint responsible banks or trust companies to act as transfer agents or registrars of the stock of the corporation; and, upon such appointments being made, no stock certificates shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

         Section 4. Transfers. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or by attorney lawfully constituted in writing upon the surrender of a certificate or certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the corporation or its agents may reasonably require. A new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the corporation. Any stock transfers or attempted stock transfers shall be subject to the requirements and limitations set forth in any written agreement among the stockholders of the corporation, properly executed and then in effect.

         Section 5. Determination of Stockholders of Record for Certain Purposes. The Board of Directors may fix a time, not exceeding fifty days preceding the date fixed for the payment of any dividend, or the making of any distribution or for the delivery of evidences of rights or evidences of interest arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the stockholders entitled to receive any such dividend, distribution, rights or interest. The Board of Directors at its option, in lieu of so fixing a record time, may prescribe a period not exceeding fifty days prior to the date for such payment, distribution or delivery during which no transfer of stock on the books of the corporation may be made.

         Section 6. Stockholders of Record Recognized. The corporation shall be entitled to treat the holder of record of any stock certificate as the holder in fact and owner of the shares represented thereby and shall not be bound to recognize any equitable claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.


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         Section 7. Lost Certificate. In case any certificate of stock alleged to be lost or destroyed, the Board of Directors, in its discretion, may authorize the issuance of a substitute certificate in place of the certificate alleged to be so lost or destroyed, and may cause such substitute certificate to be countersigned by the appropriate transfer agent and registered by the appropriate registrar; provided, that, in each such case, the applicant for a substitute certificate shall furnish to the corporation and to such of its transfer agents and registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss or destruction of such certificate and of the ownership thereof, and also such security and indemnity as may by them be required.


                                   ARTICLE VI.

                                      Seal

         Section 1. Seal. The seal of the corporation shall be in such form as shall be approved by the Board of Directors.

         Section 2. Affixing and Attesting. The seal of the corporation shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence it may be affixed and attested by the Assistant Secretary or Treasurer. The transfer agent of the stock of the corporation may have a facsimile thereof and affix the same to stock certificates issued by it.


                                  ARTICLE VII.

                                  Miscellaneous

         Section 1. Loans. When expressly authorized by the Board of Directors, the Chairman of the Board, President, Vice President-Finance, the Treasurer or other officer designated by the Board may effect loans and advances at any time on behalf of the corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other certificates or evidences of indebtedness of the corporation, and no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the corporation, except upon the express authorization of the Board of Directors. The Chairman of the Board, President, Vice President-Finance or Treasurer may, without express authorization of the Board, cause the corporation to borrow money from or lend money to the parent company or ultimate parent company of the [sic] Corporation or any wholly owned, direct or indirect, subsidiary of the corporation, subject to legal restrictions or other requirements as may be established by the Board or stockholders.


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         Section 2. Signatures to Negotiable Paper. All checks, drafts, notes and other negotiable instruments of the corporation shall be signed, countersigned and endorsed by such directors, officers and agents as the Board of Directors may designate from time to time or as are designated in accordance with a resolution of the Board of Directors in effect at the time of such designation.

         Section 3. Delegation of Duties. The Board of Directors may, in its discretion, delegate the powers or duties of any officer to any other officer or director.

         Section 4. Dividends. Dividends upon the shares of the capital stock of the corporation may be declared and paid out of the net assets of the corporation in excess of its capital, as often and at such times as the Board of Directors may determine, subject to the limitations set forth in the Certificate of Incorporation and applicable statutes and legal restrictions.

         Section 5. Indemnification of Officers and Directors. To the full extent permitted by law, each officer, director and member of a committee duly constituted by the Board of Directors and each former officer, director and committee member of this corporation shall be indemnified by the corporation against all costs and expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been an officer, director or member of a committee of the Board of Directors of this corporation, and which have not been recouped by him in any other manner, whether or not based on matters antedating the adoption of this provision. If any other unexhausted right of recoupment shall exist, payment of this indemnification shall be conditioned upon its release or assignment to this corporation.

         Section 6. Indemnification of Officers and Directors of Affiliated or Subsidiary Companies. Each officer and director and former officer and director of another corporation in which this corporation shall have a financial interest as an investor or creditor, who serves as such on behalf of this corporation, shall be indemnified to the extent permitted by law against all costs and expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been an officer or director of such corporation, and which have not been recouped by him in any other manner, whether or not based on matters antedating the adoption of this provision. If any other unexhausted right of recoupment shall exist, payment of this indemnification shall be conditioned upon its release or assignment to this corporation.

         Section 7. Amendment to Conform to Business Corporation Law. If and to the extent that any provision of Section 5 or Section 6 of this Article VII is inconsistent with the Delaware General Corporation Law, as in effect from time to time, such provision shall be deemed to have been amended, mutatis mutandis, to the extent necessary to make it consistent with such Law.


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         Section 8. Signatures to Contracts. Except as otherwise authorized or required by statute, the Certificate of Incorporation or these By-laws, any contract or other instrument may be executed and delivered in the name and on behalf of the corporation by such officer or officers (including any assistant officer) of the corporation as the Board of Directors or the President of the Corporation may from time to time direct; provided that the President may not authorize the execution or delivery of any contract or other instrument if the same may pose a direct or indirect conflict of interest unless with the prior approval of the Secretary of the Corporation. Such authority may be general or confined to specific instances and need not be in writing. Unless otherwise authorized by the Board or expressly permitted by these by-laws, no officer, agent or employee shall have the power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

         Section 9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.


                                  ARTICLE VIII.

                                   Amendments

         Section 1. Amendments. These By-laws may be altered or repealed, in any particular, and new By-laws, not inconsistent with any provision of the Certificate of Incorporation forming this corporation or any certificate filed pursuant to law or any provision of law, may be adopted, either by the affirmative vote of the holders of record of a majority in number of the outstanding shares of stock entitled to vote, given at an annual meeting, or at any special meeting, or by vote of a majority of the whole Board of Directors, given at any meeting thereof.

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